First Quarter 2023 Investor Presentation Encore Capital Group, Inc. May 3, 2023 Exhibit 99.1

Encore Capital Group, Inc. 2 Legal Disclaimers The statements in this presentation that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “will,” “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results (including portfolio purchase volumes), supply, portfolio pricing, returns, run rates, tax rates, the consumer credit cycle and the impacts of inflation, interest rates and other macroeconomic factors. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including its most recent reports on Form 10-K and Form 10-Q, as they may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Encore Capital Group, Inc. 3 Q1 2023 Highlights o Q1 performance reflected normalized consumer behavior in our key markets o Growth in U.S. portfolio supply is accelerating, leading to a record quarter of MCM portfolio purchases of $213M at strong returns o Quarterly cash generation1 grew sequentially - a trend we expect to continue o Earnings comparisons to year ago quarter are challenging due to the significant impact of collections overperformance and ERC forecast increases in the U.S. in Q1 2022 1) Cash generation defined as Adjusted EBITDA + collections applied to principal balance.

Encore Capital Group, Inc. 4 Our Business and Our Strategy o Purchase NPL portfolios at attractive cash returns o Focus on the consumer and ensure the highest level of compliance o Meet or exceed collection expectations o Maintain efficient cost structure o Minimize cost of funding o Market Focus o Competitive Advantage o Balance Sheet Strength Our Business Our Strategy

Encore Capital Group, Inc. 5 Credit card lending in the U.S. continues to grow Outstanding U.S. Revolving Credit Source: U.S. Federal Reserve 500 600 700 800 900 1000 1100 1200 1300 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 U.S. revolving credit $ B ill io n s +$120B $1.22T

Encore Capital Group, Inc. 6 The sustained increase in U.S consumer credit card delinquency rates indicates continued growth in charge-offs Source: TransUnion 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 30+ Days 60+ Days 90+ Days U.S. Bankcard Balance Delinquency Rates 2015 2016 2017 2018 2019 2020 2021 2022 2023 % o f B a la n c e s P a s t D u e

Encore Capital Group, Inc. 7 With U.S. market supply growing rapidly, MCM portfolio purchasing set a record in Q1 with a similar level expected in Q2 MCM Purchases (in $M) 134 159 170 136 102 116 177 169 213 2017 2018 2019 2020 2021 Q2 Q3 Q4 Q1 o Market supply growth in the U.S. is accelerating • Lending setting new records every month • Charge-off rates continue to rise o Q1 2023 portfolio purchases in the U.S. of $213M • Highest-ever quarter • Expect Q2 2023 at similar level o MCM collections of $329M in Q1 2023 beginning to grow as purchasing increases o MCM focused on expanding capacity to meet accelerating supply growth Quarterly Averages 2022 2022 2022 2023

Encore Capital Group, Inc. 8 Cabot’s purchasing continues to be constrained by a very competitive environment o Cabot collections of $133M as reported declined 10% compared to Q1 2022, but were down only 2% in constant currency o Collections performance was broadly in line with our expectations, though collections in Spain were somewhat impacted by strikes in the Spanish court system o Cabot’s portfolio purchases of $63M as reported were down 16% compared to Q1 2022, but were down only 9% in constant currency o European market remains very competitive o We incurred a $6M pre-tax charge in Q1 to manage our cost base, primarily headcount reductions in support functions Cabot (Europe) Business Cabot Collections (in $M) Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 131132 148 133 142

Encore Capital Group, Inc. Atypical consumer behavior drove reduced market supply… …and higher collections 9 Driven by increasing U.S. purchasing, quarterly cash generation has begun to grow again Quarterly Portfolio Purchasing and Cash Generation (in $M) 0 100 200 300 400 Q1-19 Q2-19 Q3-19 Q4-19 Q1-20 Q2-20 Q3-20 Q4-20 Q1-21 Q2-21 Q3-21 Q4-21 Q1-22 Q2-22 Q3-22 Q4-22 Q1-23 Adjusted EBITDA Collections applied to principal balance 1) Cash generation defined as Adjusted EBITDA + collections applied to principal balance. 2) See appendix for reconciliation of Adjusted EBITDA to GAAP net income. 262 243 260 235 214 148 170 128 170 143 168 183 170 173 233 225 276 0 50 100 150 200 250 Q1-19 Q2-19 Q3-19 Q4-19 Q1-20 Q2-20 Q3-20 Q4-20 Q1-21 Q2-21 Q3-21 Q4-21 Q1-22 Q2-22 Q3-22 Q4-22 Q1-23 Portfolio purchasing

Encore Capital Group, Inc. Target Leverage Ratio Range 10 Recent rise in leverage ratio is the result of normalizing collections and increased portfolio purchasing 4.3x 3.4x 2.7x 2.5x 2.5x 2.6x 2.8x 2.7x 2.4x 1.9x 2.4x 2.7x 0 1 2 3 4 5 6 Q1 18 Q2 18 Q3 18 Q4 18 Q1 19 Q2 19 Q3 19 Q4 19 Q1 20 Q2 20 Q3 20 Q4 20 Q1 21 Q2 21 Q3 21 Q4 21 Q1 22 Q2 22 Q3 22 Q4 22 Q1 23 Debt/Equity Leverage Ratio Leverage 1) Leverage Ratio utilizes non-GAAP metrics and is defined as Net Debt ÷ (LTM Adjusted EBITDA + LTM collections applied to principal balance). See appendix for calculations and a reconciliation to GAAP. 1 Leverage remains well within our target range

Encore Capital Group, Inc. 11 Detailed Financial Discussion

Encore Capital Group, Inc. 12 Q1 2023 Key Financial Measures Q1 2023 Q1 2022 Q1 2023 vs. Q1 2022 Collections $462M $519M -11% Revenues $313M $500M -37% Portfolio Purchases $276M $170M +63% ERC1 $7.79B $7.80B 0% Operating Expenses $242M $235M +3% GAAP Net Income $19M $176M -89% GAAP EPS $0.75 $6.40 -88% o A year ago, Q1 revenues and earnings benefitted from $167M of changes in recoveries o $6M charge related to Cabot headcount reductions reduced Q1 2023 EPS by $0.19 o Q1 2023 results also impacted by changes in recoveries: • $15M of recoveries below forecast (3% of Q1 collections) which reduced Q1 EPS by $0.46 • $6M of positive changes in expected future recoveries (less than 1% change to ERC) which increased Q1 EPS by $0.18 1) 180-month Estimated Remaining Collections

Encore Capital Group, Inc. 13 Q1 collections of $462M down 11% compared to atypically high level last year Note: Year-to-date global collections through Q1 2023 were 96%, U.S. collections were 95% and Europe collections were 98% (as reported and in constant currency) of the Dec 31, 2022 portfolio ERC forecast for the period, respectively, for portfolios purchased prior to Dec 31, 2022. Collections by Geographic Location (in $M) Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 United States Europe Other 498 458 462 436 519 Collections on a comparative basis impacted by: o Lower portfolio purchases in recent years o Normalizing consumer behavior in the U.S. o Currency effects

Encore Capital Group, Inc. 14 Our funding structure is well diversified with no material maturities until 2025 Debt Maturity Profile at March 31, 2023 (in $M) 381 370 760 18 100 230 752 432 29 47 29 481 1,554 - 760 230 0 200000000 400000000 600000000 800000000 1E+09 1.2E+09 1.4E+09 1.6E+09 1.8E+09 2023 2024 2025 2026 2027 2028 2029 o As of March 31, 2023, available capacity under Encore’s global senior facility was $388M, not including non-client cash and cash equivalents of $140M o In Q1, essentially refinanced 4.5% convertible bond due 2023 with a new 4.0% convertible bond due 2029 Bonds 49% Revolving Credit Facility 24% Private Placement Notes 2% Convertible Notes 11% Securitisation Facility 14%

Encore Capital Group, Inc. 15 Our Financial Priorities o Preserve financial flexibility o Target leverage1 between 2.0x and 3.0x o Maintain a strong BB debt rating o Portfolio purchases at attractive returns o Strategic M&A o Share Repurchases Deliver strong ROIC through the credit cycle Balance Sheet Objectives Capital Allocation Priorities 1) Leverage defined as Net Debt ÷ (LTM Adjusted EBITDA + LTM collections applied to principal balance), which we also refer to as our Leverage Ratio.

Encore Capital Group, Inc. 16 Well-positioned to capitalize on opportunities ahead Encore’s Strong Position Looking Ahead o Well-diversified global balance sheet o Solid cash generation o Disciplined purchasing history driving strong back book returns o 2023 starting off as a strong year for portfolio purchasing, driven by growth in the U.S. o Quarterly cash generation growth trend expected to continue

Encore Capital Group, Inc. 17 Appendix

Key Financial Measures by Quarter

	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023
Collections	$519M	$498M	$458M	$436M	$462M
Revenues	$500M	$357M	$308M	$234M	$313M
Portfolio Purchases	$170M	$173M	$233M	$225M	$276M
ERC[1]	$7.80B	$7.56B	$7.31B	$7.56B	$7.79B
GAAP Net Income	$176M	$60M	$31M	($73M)	$19M
GAAP EPS	$6.40	$2.29	$1.22	($3.11)	$0.75

1) 180-month Estimated Remaining Collections

Encore Capital Group, Inc.

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Key Financial Measures by Year

	2018	2019	2020	2021	2022
Collections	$1.97B	$2.03B	$2.11B	$2.31B	$1.91B
Revenues	$1.36B	$1.40B	$1.50B	$1.61B	$1.40B
Portfolio Purchases	$1.13B	$1.00B	$0.66B	$0.66B	$0.80B
ERC[1]	$7.22B	$7.83B	$8.53B	$7.75B	$7.56B
GAAP Net Income	$116M	$168M	$212M	$351M	$195M
GAAP EPS	$4.06	$5.33	$6.68	$11.26	$7.46

1) 180-month Estimated Remaining Collections

Encore Capital Group, Inc.

19

Encore Capital Group, Inc. 20 Non-GAAP Financial Measures This presentation includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). The Company has included information concerning Adjusted EBITDA because management utilizes this information in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to generate cash collections in excess of operating expenses through the liquidation of its receivable portfolios. The Company has included Pre-Tax ROIC as management uses this measure to monitor and evaluate operating performance relative to our invested capital and because the Company believes it is a useful measure for investors to evaluate effective use of capital. The Company has included Net Debt and Leverage Ratio as management uses these measures to monitor and evaluate its ability to incur and service debt. The Company has included impacts from foreign currency exchange rates to facilitate a comparison of operating metrics that are unburdened by variations in foreign currency exchange rates over time. Adjusted EBITDA, Adjusted Income from Operations (used in Pre-Tax ROIC), Net Debt, Leverage Ratio and impacts from foreign currency exchange rates have not been prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income, net income per share and income from operations as indicators of the Company’s operating performance or liquidity. Further, these non-GAAP financial measures, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. The Company has attached to this presentation a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Reconciliation of Adjusted EBITDA to GAAP Net Income

(Unaudited, in $ thousands)	2018	2019	2020	2021	2022
GAAP net income, as reported	$ 109,736	$ 168,909	$ 212,524	$ 351,201	$ 194,564
Interest expense	237,355	217,771	209,356	169,647	153,308
Loss on extinguishment of debt	2,693	8,989	40,951	9,300	---
Interest income	(3,345)	(3,693)	(2,397)	(1,738)	(1,774)
Provision for income taxes	46,752	32,333	70,374	85,340	116,425
Depreciation and amortization	41,228	41,029	42,780	50,079	50,494
CFPB settlement fees[1]	---	---	15,009	---	---
Stock-based compensation expense	12,980	12,557	16,560	18,330	15,402
Acquisition, integration and restructuring related expenses[2]	7,523	7,049	4,962	20,559	1,213
Loss on sale of Baycorp[3]	---	12,489	---	---	---
Goodwill impairment[3]	---	10,718	---	---	---
Net gain on fair value adjustments to contingent considerations[4]	(5,664)	(2,300)	---	---	---
Loss on derivatives in connection with the Cabot Transaction[5]	9,315	---	---	---	---
Expenses related to withdrawn Cabot IPO[6]	2,984	---	---	---	---
Adjusted EBITDA	$ 461,557	$ 505,851	$ 610,119	$ 702,718	$ 529,632
Collections applied to principal balance[7]	$ 759,014	$ 765,748	$ 740,350	$ 843,087	$ 635,262

1) Amount represents a charge resulting from the Stipulated Judgment with the CFPB. We have adjusted for this amount because we believe it is not indicative of ongoing operations; therefore, adjusting for it enhances comparability to prior periods, anticipated future periods, and our competitors' results.
2) Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
3) The sale of Baycorp resulted in a goodwill impairment charge of $10.7 million and a loss on sale of $12.5 million during the year ended December 31, 2019. We believe the goodwill impairment charge and the loss on sale are not indicative of ongoing operations, therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
4) Amount represents the net gain recognized as a result of fair value adjustments to contingent considerations that were established for our acquisitions of debt solution service providers in Europe. We have adjusted for this amount because we do not believe this is indicative of ongoing operations.
5) Amount represents the loss recognized on the forward contract we entered into in anticipation of the completion of the Cabot Transaction. We adjust for this amount because we believe the loss is not indicative of ongoing operations; therefore, adjusting for this loss enhances comparability to prior periods, anticipated future periods, and our competitors' results.
6) Amount represents expenses related to the proposed and later withdrawn initial public offering by Cabot. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
7) For periods prior to January 1, 2020, amount represents (a) gross collections from receivable portfolios less the sum of (b) revenue from receivable portfolios and (c) allowance charges or allowance reversals on receivable portfolios. For periods subsequent to January 1, 2020 amount represents (a) gross collections from receivable portfolios less (b) debt purchasing revenue. For consistency with the Company debt covenant reporting, for periods subsequent to June 30, 2020, the collections applied to principal balance also includes proceeds applied to basis from sales of REO assets and related activities; prior period amounts have not been adjusted to reflect this change as such amounts were immaterial.

Encore Capital Group, Inc.
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Reconciliation of Adjusted EBITDA to GAAP Net Income

(Unaudited, in $ thousands)	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023
GAAP net income (loss), as reported	$ 96,787	$ 83,566	$ 76,083	$ 175,749	$ 60,439	$ 31,494	$ (73,118)	$ 18,626
Interest expense	44,159	40,874	38,088	34,633	37,054	39,308	42,313	46,835
Loss on extinguishment of debt	9,300	-	-	-	-	-	-	-
Interest income	(426)	(270)	(568)	(437)	(588)	(749)	-	(944)
Provision for income taxes	24,607	24,703	9,061	55,024	23,250	10,920	27,231	6,409
Depreciation and amortization	12,046	14,136	12,385	11,829	11,646	11,659	15,360	10,870
Stock-based compensation expense	5,651	3,847	5,427	3,921	5,119	3,191	3,171	4,052
Acquisition, integration and restructuring related expenses[1]	-	17,950	2,609	679	487	13	34	5,526
Adjusted EBITDA	$ 192,124	$ 184,806	$ 143,085	$ 281,398	$ 137,407	$ 95,836	$ 14,991	$ 91,374
Collections applied to principal balance[2]	$ 224,074	$ 188,181	$ 201,322	$ 53,567	$ 170,112	$ 179,163	$ 232,420	$ 182,981

1) Amount represents acquisition, integration and restructuring related expenses. For the three months ended March 31, 2023 amount represents costs related to headcount reductions at Cabot. The remainder of the costs relating to the reductions at Cabot are included in stock-based compensation expense. For the three months ended September 30, 2021 amount includes the loss recognized on the sale of our investment in Colombia and Peru of $17.4 million. We adjust for these amounts because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.

2) Amount represents (a) gross collections from receivable portfolios, less (b) debt purchasing revenue, plus (c) proceeds applied to basis from sales of REO assets and related activities.

Encore Capital Group, Inc.

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Calculation of ROIC
Reconciliation of Adjusted Income from Operations

(Unaudited, in $ thousands, except percentages)	2018	2019	2020	2021	2022
Numerator					
GAAP Income from operations	$ 405,300	$ 446,345	$ 533,562	$ 633,272	$ 462,174
Adjustments:[1]					
Acquisition, integration and restructuring related expenses[2]	9,041	7,049	154	5,681	1,213
Expense related to certain acquired intangible assets[3]	8,337	7,017	7,010	7,417	10,074
CFPB settlement fees[4]	---	---	15,009	---	---
Goodwill impairment[5]	---	10,718	---	---	---
Net gain on fair value adjustments to contingent considerations[6]	(5,664)	(2,300)	---	---	---
Expenses related to withdrawn Cabot IPO[7]	2,984	---	---	---	---
Adjusted income from operations	$ 419,998	$ 468,829	$ 555,735	$ 646,370	$ 473,461
Denominator					
Average net debt	$ 3,388,336	$ 3,429,624	$ 3,311,835	$ 3,049,979	$ 2,855,219
Average equity	695,811	922,547	1,122,741	1,202,669	1,182,444
Average redeemable noncontrolling interest	75,989	---	---	---	---
Total average invested capital	$ 4,160,136	$ 4,352,171	$ 4,434,576	$ 4,252,648	$ 4,037,663
Adjusted Pre-tax ROIC	10.1%	10.8%	12.5%	15.2%	11.7%

1) Adjustments below are to adjust GAAP income from operations and accordingly do not include any amounts related to other income and expense.
2) Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
3) We have acquired intangible assets, such as trade names and customer relationships, as a result of our acquisition of debt solution service providers. These intangible assets are valued at the time of the acquisition and amortized over their estimated lives. We believe that amortization of acquisition-related intangible assets, especially the amortization of an acquired company's trade names and customer relationships, is the result of pre-acquisition activities. In addition, the expense related to these acquired intangibles is a non-cash static expense that is not affected by operations during any reporting period.
4) Amount represents a charge resulting from the Stipulated Judgment with the CFPB. We have adjusted for this amount because we believe it is not indicative of ongoing operations; therefore, adjusting for it enhances comparability to prior periods, anticipated future periods, and our competitors' results.
5) The sale of Baycorp resulted in a goodwill impairment charge during the year ended December 31, 2019. We believe the goodwill impairment charge is not indicative of ongoing operations, therefore adjusting for this expense enhances comparability to prior periods, anticipated future periods, and our competitors' results.
6) Amount represents the net gain recognized as a result of fair value adjustments to contingent considerations that were established for our acquisitions of debt solution service providers in Europe. We have adjusted for this amount because we do not believe this is indicative of ongoing operations.
7) Amount represents expenses related to the proposed and later withdrawn initial public offering by Cabot. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.

23

Calculation of ROIC
Reconciliation of Adjusted Income from Operations

	Last Twelve Months Ended				
(Unaudited, in $ thousands, except percentages)	Mar 31, 2022	Jun 30, 2022	Sep 30, 2022	Dec 31, 2022	Mar 31, 2023
Numerator					
GAAP Income from operations	$ 729,971	$ 674,633	$ 588,503	$ 462,174	$ 267,298
Adjustments:[1]					
Acquisition, integration and restructuring related expenses[2]	6,360	6,847	4,212	1,213	6,611
Expense related to certain acquired intangible assets[3]	7,349	7,110	6,717	10,074	9,418
Adjusted income from operations	$ 743,680	$ 688,590	$ 599,432	$ 473,461	$ 283,328
Denominator					
Average net debt	$ 2,956,452	$ 2,798,699	$ 2,666,562	$ 2,855,219	$ 2,920,347
Average equity	1,262,580	1,292,975	1,295,874	1,182,444	1,215,266
Total average invested capital	$ 4,219,032	$ 4,091,674	$ 3,962,436	$ 4,037,663	$ 4,135,613
LTM Adjusted Pre-tax ROIC	17.6%	16.8%	15.1%	11.7%	6.9%

1) Adjustments below are to adjust GAAP income from operations and accordingly do not include any amounts related to other income and expense.
2) Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
3) We have acquired intangible assets, such as trade names and customer relationships, as a result of our acquisition of debt solution service providers. These intangible assets are valued at the time of the acquisition and amortized over their estimated lives. We believe that amortization of acquisition-related intangible assets, especially the amortization of an acquired company's trade names and customer relationships, is the result of pre-acquisition activities. In addition, the expense related to these acquired intangibles is a non-cash static expense that is not affected by operations during any reporting period.

Encore Capital Group, Inc. 24

Reconciliation of Adjusted Income from Operations

(Unaudited, in $ thousands)	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023
Numerator								
GAAP Income from operations	$ 174,287	$ 166,647	$ 124,023	$ 265,014	$ 118,948	$ 80,517	$ (2,305)	$ 70,138
Adjustments:[1]								
Acquisition, integration and restructuring related expenses[2]	---	2,648	3,033	679	487	13	34	6,077
Amortization of certain acquired intangible assets[3]	1,885	1,856	1,811	1,797	1,646	1,463	5,168	1,142
Adjusted income from operations	$ 176,172	$ 171,151	$ 128,867	$ 267,490	$ 121,081	$ 81,992	$ 2,897	$ 77,357
LTM Adjusted income from operations	$ 631,603	$ 643,541	$ 646,370	$ 743,680	$ 688,590	$ 599,432	$ 473,461	$ 283,328

1) Adjustments below are to adjust GAAP income from operations and accordingly do not include any amounts related to other income and expense.
2) Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
3) We have acquired intangible assets, such as trade names and customer relationships, as a result of our acquisition of debt solution service providers. These intangible assets are valued at the time of the acquisition and amortized over their estimated lives. We believe that amortization of acquisition-related intangible assets, especially the amortization of an acquired company's trade names and customer relationships, is the result of pre-acquisition activities. In addition, the amortization of these acquired intangibles is a non-cash static expense that is not affected by operations during any reporting period.

Encore Capital Group, Inc.

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Encore Capital Group, Inc. 26 Reconciliation of Net Debt 2018 2019 2020 (Unaudited, in $ millions) Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 GAAP Borrowings, as reported $ 3,607 $ 3,530 $ 3,561 $ 3,491 $ 3,593 $ 3,530 $ 3,429 $ 3,513 $ 3,404 $ 3,354 $3,252 $ 3,282 Debt issuance costs and debt discounts 77 70 89 85 79 73 75 73 69 63 107 92 Cash & cash equivalents (217) (182) (205) (157) (167) (169) (187) (192) (188) (294) (170) (189) Client cash1 26 23 26 22 25 24 22 25 19 21 20 20 Net Debt $ 3,493 $ 3,442 $ 3,472 $ 3,440 $ 3,530 $ 3,459 $ 3,340 $ 3,419 $ 3,304 $ 3,144 $ 3,209 $ 3,205 1) Client cash is cash that was collected on behalf of, and remains payable to, third party clients. 2021 2022 2023 (Unaudited, in $ millions) Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 GAAP Borrowings, as reported $ 3,152 $ 2,999 $2,796 $2,997 $ 2,934 $ 2,793 $ 2,690 $ 2,899 $3,082 Debt issuance costs and debt discounts 68 64 60 58 55 50 45 42 44 Cash & cash equivalents (185) (199) (158) (190) (160) (154) (147) (144) (159) Client cash1 23 24 28 29 26 19 18 18 19 Net Debt $ 3,058 $ 2,889 $ 2,727 $ 2,895 $ 2,855 $ 2,708 $ 2,607 $ 2,815 $ 2,986

Encore Capital Group, Inc. 27 Debt/Equity and Leverage Ratio 2021 2022 2023 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Debt / Equity1 2.5x 2.2x 2.0x 2.5x 2.4x 2.3x 2.3x 2.5x 2.6x Leverage Ratio2 2.1x 1.9x 1.8x 1.9x 1.9x 2.0x 2.1x 2.4x 2.7x 1) GAAP Borrowings ÷ Total Encore Capital Group, Inc. stockholders’ equity 2) Leverage Ratio defined as Net Debt ÷ (LTM Adjusted EBITDA + LTM collections applied to principal balance). See appendix for reconciliation of Net Debt to GAAP Borrowings and Adjusted EBITDA to GAAP net income. 2018 2019 2020 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Debt / Equity1 5.9x 5.7x 4.6x 4.3x 4.1x 3.9x 3.7x 3.4x 3.8x 3.2x 2.9x 2.7x Leverage Ratio2 3.2x 3.0x 2.9x 2.8x 2.8x 2.7x 2.7x 2.7x 2.6x 2.4x 2.4x 2.4x

Encore Capital Group, Inc. 28 Impact of Fluctuations in Foreign Currency Exchange Rates Note: Constant Currency figures are calculated by employing Q1 2022 foreign currency exchange rates to recalculate Q1 2023 results. All constant currency values are calculated based on the average exchange rates during the respective periods, except for ERC and debt, which are calculated using the changes in the period-ending exchange rates. Management refers to operating results on a constant currency basis so that the operating results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the company's operating performance. Constant currency financial results are calculated by translating current period financial results in local currency using the prior period’s respective currency conversion rate. Certain foreign subsidiaries’ local currency financial results in our calculation include the translation effect from their foreign operating results. Three Months Ended March 31, 2023 (Unaudited, in $M, except per share amounts) As Reported Constant Currency Collections $462 $474 Revenues $313 $324 ERC1 $7,790 $7,972 Operating Expenses $242 $252 GAAP Net Income $19 $19 GAAP EPS $0.75 $0.76 Borrowings1 $3,082 $3,175 1) At March 31, 2023

Cash Efficiency Margin



LTM Cash Efficiency Margin and LTM Cash Receipts (in $M)
2,116
2,153
2,227
2,428
2,006
1,946
54.8%
55.8%
56.5%
59.6%
53.3%
51.5%
FY2018
FY2019
FY2020
FY2021
FY2022
Q1 2023
LTM Cash Receipts
LTM Cash Efficiency Margin

- Cash Efficiency Margin is a comprehensive measure of expense efficiency
- Calculation includes all Encore operating expenses
- $\frac{\text{Cash receipts – Opex}}{\text{Cash receipts}}$
- We use LTM to match our long-term view of the business

Note: Last Twelve Months ("LTM") Cash Efficiency Margin defined as (LTM Cash receipts – LTM Operating expenses) ÷ LTM Cash receipts, where Cash receipts = Collections + Servicing revenue

Encore Capital Group, Inc.
29

Encore Capital Group, Inc. 30 Calculation of Cash Efficiency Margin Note: Cash Efficiency Margin defined as (Cash receipts – Operating expenses) ÷ Cash receipts, where Cash receipts = Collections + Servicing revenue (Unaudited, in $ thousands, except percentages) FY2018 FY2019 FY2020 FY2021 FY2022 LTM Q1 2023 Collections $ 1,967,620 $ 2,026,928 $ 2,111,848 $ 2,307,359 $ 1,911,537 $ 1,854,479 Servicing revenue $ 148,044 $ 126,527 $ 115,118 $ 120,778 $ 94,922 $ 91,361 Cash receipts (A) $ 2,115,664 $ 2,153,455 $ 2,226,966 $ 2,428,137 $ 2,006,459 $ 1,945,840 Operating expenses (B) $ 956,730 $ 951,336 $ 967,838 $ 981,227 $ 936,173 $ 943,996 LTM Cash Efficiency Margin (A-B)/A 54.8% 55.8% 56.5% 59.6% 53.3% 51.5%

Encore Capital Group, Inc. 31 Cash Collections and Revenue Reconciliation 462 478 296 15 -182 0 50 100 150 200 250 300 350 400 450 500 Cash Collections Recoveries Below Forecast (Under Performance) Expected Cash Collections Portfolio Amortization Revenue from Receivable Portfolios Q1 2023 Collections and Revenue Reconciliation (in $M) $462M Cash Collections from debt purchasing business in Q1 2023 $15M Recoveries Below Forecast, actual cash collections amount below Expected Cash Collections in Q1 2023 $478M Expected Cash Collections, equal to the sum of Q4 2022 ERC plus expected collections from portfolios purchased in Q1 2023 $182M Portfolio Amortization $296M Revenue from Receivable Portfolios (further detailed on the next slide) A A C CB D E B D E Note: For simplicity, amounts reported above do not include the immaterial impacts of put-backs and recalls, which were ~$1.8m for the three months ended March 31, 2023.

Encore Capital Group, Inc. 32 Components of Debt Purchasing Revenue 296 286 -15 +6 0 50 100 150 200 250 300 Revenue from Receivable Portfolios Recoveries Below Forecast (Under Performance) Changes in Expected Future Recoveries Debt Purchasing Revenue Q1 2023 Debt Purchasing Revenue (in $M) 1. Revenue from Receivable Portfolios is revenue from expected collections and is a formulaic calculation based on the investment in receivable balance and an effective interest rate (EIR) that is established at the time of the purchase of each portfolio. 2. Changes in Recoveries is the sum of B + G 3. Recoveries Above/Below Forecast is the amount collected compared to forecast for the period and represents over/under performance for the period. 4. Changes in Expected Future Recoveries1 is the present value of changes to future ERC, which generally consists of: o Collections “pulled forward from” or “pushed out to” future periods (amounts either collected early or expected to be collected later); and o Magnitude and timing changes to estimates of expected future collections (which can be increases or decreases) 5. Debt Purchasing Revenue is the sum of E + F -10 Changes in Recoveries E B G H E B G H 1) References within our reporting to Collections Applied to Principal primarily reflects the aggregate of Changes in Future Period Recoveries plus Portfolio Amortization F F Debt Purchasing Revenue in the Financial Statements